August 19, 2004                                  For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
                                                 (904) 346-1506
                                                 sedelman@steinmart.com

        STEIN MART, INC. REPORTS 2Q AND SIX MONTHS '04 FINANCIAL RESULTS


JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced financial results for its second quarter and first half ended July 31, 2004.

For the second quarter of 2004, the Company earned $5.7 million or $0.13 per diluted share, as compared to a net loss of $(2.8) million or $(0.07) per diluted share in the second quarter of 2003. Net sales for the second quarter were $320.6 million, a 6.5% increase over the $301.0 million in sales during the same period last year. Comparable store sales increased 10.3% from the second quarter of 2003 to the second quarter of 2004. Gross profit increased to $84.2 million, or 26.3% of net sales in the second quarter of 2004 compared to $70.7 million, or 23.5% of sales during the same period of 2003. Selling, general and administrative costs were $78.6 million or 24.5% of sales as compared to $77.5 million or 25.8% of sales during the prior year's second quarter.

The improvement in earnings was attributed to:
    o A 10.3 percent increase in comparable store sales, leveraging of SG&A expenses as a result of the higher sales volume, and reduced store closing and impairment charges
    o An improvement in gross profit due to higher initial mark-up, a reduced markdown rate and better occupancy leverage
    o The closure of 16 underperforming stores during 2003 and six stores in the first half of 2004. Those stores had operating losses of $0.4 million in the second quarter of 2004 and $7.1 million in the second quarter of 2003. For the first six months, those stores had operating losses of $2.0 million this year compared to $11.2 million last year.

For the first six months of 2004, the Company earned $17.2 million or $0.40 per diluted share, as compared to a net loss of $(1.3) million or $(0.03) per diluted share in the first half of 2003. Net sales for the first half were $684.2 million, an 8.8% increase over the $629.2 million in sales during the same period last year. Comparable store sales increased 11.1% from the first six months of 2003 to the first six months of 2004. Gross profit increased to $183.3 million, or 26.8% of net sales in the first half of 2004 compared to $154.0 million, or 24.5% of sales during the same period of 2003. Selling, general and administrative costs were $162.5 million or 23.7% of sales as compared to $161.3 million or 25.6% of sales during the prior year's first half.

"Customers continued to respond favorably to our fashion merchandise and our higher standard of inventory freshness," said Michael D. Fisher, president and chief executive officer of Stein Mart, Inc. "We experienced better sell-through of both current season and clearance merchandise across an inherently stronger store base, and those advances drove our year-over-year progress."

Inventory
At the end of the second quarter of 2004,  average store  inventories  decreased
7.1 percent from last year's levels. This year's inventory comprises more current merchandise and less prior season inventory than last year, and management believes that these lowered levels are appropriate to maintain the freshness of fashion merchandise.

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Store Network
During the second quarter of 2004, Stein Mart opened one new store and closed two locations. For the remainder of 2004, Stein Mart expects to open seven new stores (including one relocation) and close one store. New store openings include two locations in Philadelphia, and one each in Omaha, NE; La Quinta, CA; Indianapolis, IN and Jackson, MS. One store in Overland Park, KS will be re-located. At year-end, the Company expects to have 262 stores in operation. For 2005, the Company plans to open approximately 15 new stores.

At the end of the second quarter, the Company operated 257 locations as compared to 270 at the same time last year. Currently, 242 stores that account for approximately 95% of sales are considered "comparable," i.e. open for at least the entire prior fiscal year.

Promotional Strategy
Seasonal clearance activity will continue into early September as will the corresponding marketing program. New fall fashion, which is arriving now, is being supported with fashion advertising circulars, direct mail and, in mid-September, a new series of national TV commercials. A one-day sales event in September 2003 will not be repeated this year. Management's plan is to continue spending advertising dollars to support branding and seasonal fashion/lifestyle statements, rather than promotional activity.

Third Quarter Earnings Guidance
Management now expects comparable store sales for the third quarter to increase 6-8 percent. Because of the emphasis on clearance activity in August and early September, comparable store trends are expected to be more modest at the beginning of the quarter and improve as fall fashion selling becomes more prevalent in the latter weeks of the period. This trend traditionally results in a third quarter loss, and management expects a net loss of approximately $(0.03)
- $(0.05) per diluted share for the third quarter of 2004 as compared to a loss of $(0.25) including losses from the closed stores in the third quarter of last year.

Conference call
The Company will host a conference call with management to discuss these results at 10:00 a.m. Eastern Time today (August 19) and may be accessed by all interested parties at www.steinmart.com.

About Stein Mart
Stein Mart's 257 stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                       ###

Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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


                                Stein Mart, Inc.
                                 Balance Sheets
                                 (In thousands)


                                                                  July 31,        January 31,       August 2,
                                                                    2004             2004             2003
                                                               --------------   --------------   --------------
ASSETS                                                           (Unaudited)                       (Unaudited)
Current assets:
Cash and cash equivalents                                          $ 39,097         $ 11,965         $ 14,516
Trade and other receivables                                           3,398            4,227            3,441
Inventories                                                         265,001          283,379          299,759
Prepaid taxes                                                         4,492             -               2,728
Prepaid expenses and other current assets                             8,139            6,227            8,775
                                                               --------------   --------------   --------------
     Total current assets                                           320,127          305,798          329,219

Property and equipment, net                                          78,228           76,934           84,601
Other assets                                                          9,619           10,297            8,651
                                                               --------------   --------------   --------------
     Total assets                                                  $407,974         $393,029         $422,471
                                                               ==============   ==============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                   $ 76,307         $ 59,046         $ 71,779
Accrued liabilities                                                  63,080           60,715           51,633
                                                               --------------   --------------   --------------
     Total current liabilities                                      139,387          119,761          123,412

Notes payable to banks                                                 -              24,962           57,449
Other liabilities                                                    19,648           20,628           19,314
                                                               --------------   --------------   --------------
     Total liabilities                                              159,035          165,351          200,175

COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Preferred stock - $.01 par value; 1,000,000 shares
 authorized; no shares outstanding
Common stock - $.01 par value; 100,000,000 shares
 authorized; 42,386,629, 41,993,529 and 41,729,713
 shares issued and outstanding, respectively                            424              420              417
Paid-in capital                                                       7,461            3,196            1,353
Unearned compensation                                                  (486)            (309)            (384)
Retained earnings                                                   241,540          224,371          220,910
                                                               --------------   --------------   --------------
     Total stockholders' equity                                     248,939          227,678          222,296
                                                               --------------   --------------   --------------
     Total liabilities and stockholders' equity                    $407,974         $393,029         $422,471
                                                               ==============   ==============   ==============

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


                                Stein Mart, Inc.
                            Statements of Operations
                                   (Unaudited)
                     (In thousands except per share amounts)


                                                                        13 Weeks Ended                    26 Weeks Ended
                                                               -------------------------------   -------------------------------
                                                                  July 31,         August 2,        July 31,         August 2,
                                                                    2004             2003             2004             2003
                                                               --------------   --------------   --------------   --------------
Net sales                                                          $320,624         $300,954         $684,232         $629,155

Cost of merchandise sold                                            236,397          230,208          500,960          475,189
                                                               --------------   --------------   --------------   --------------
Gross profit                                                         84,227           70,746          183,272          153,966

Selling, general and administrative expenses                         78,631           77,537          162,475          161,280

Other income, net                                                     3,533            3,060            7,167            6,684
                                                               --------------   --------------   --------------   --------------
Income (loss) from operations                                         9,129           (3,731)          27,964             (630)

Interest expense                                                       -                 487               39              892
                                                               --------------   --------------   --------------   --------------
Income (loss) from continuing operations before
    income taxes                                                      9,129           (4,218)          27,925           (1,522)

Income tax benefit (provision)                                       (3,469)           1,603          (10,611)             578
                                                               --------------   --------------   --------------   --------------
Income (loss) from continuing operations                              5,660           (2,615)          17,314             (944)

Loss from discontinued operations, net of tax benefit                    (6)            (158)            (145)            (316)
                                                               --------------   --------------   --------------   --------------
Net income (loss)                                                  $  5,654         $ (2,773)        $ 17,169         $ (1,260)
                                                               ==============   ==============   ==============   ==============

Basic income (loss) per share:
Continuing operations                                                 $0.13           $(0.06)           $0.41           $(0.02)
Discontinued operations                                                 -              (0.01)             -              (0.01)
                                                               --------------   --------------   --------------   --------------
Total                                                                 $0.13           $(0.07)           $0.41           $(0.03)
                                                               ==============   ==============   ==============   ==============

Diluted income (loss) per share:
Continuing operations                                                 $0.13           $(0.06)           $0.41           $(0.02)
Discontinued operations                                                 -              (0.01)           (0.01)           (0.01)
                                                               --------------   --------------   --------------   --------------
Total                                                                 $0.13           $(0.07)           $0.40           $(0.03)
                                                               ==============   ==============   ==============   ==============

Weighted-average shares outstanding - Basic                          42,148           41,601           42,074           41,594
                                                               ==============   ==============   ==============   ==============
Weighted-average shares outstanding - Diluted                        42,878           41,601           42,670           41,594
                                                               ==============   ==============   ==============   ==============

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